Exhibit 4.11(i)

EXECUTION COPY

            FIRST AMENDMENT (this "Amendment") dated as of July 2, 2002, to the FIVE-YEAR CREDIT AGREEMENT dated as of November 5, 2001 (the "Credit Agreement"), among Anthem Insurance Companies, Inc.; Anthem, Inc.; the banks party thereto (the "Lenders"); JPMorgan Chase Bank, as administrative agent (the "Administrative Agent"); Fleet National Bank, as documentation agent (the "Documentation Agent"); and Bank of America, N.A., as syndication agent (the "Syndication Agent").

        A.    The parties hereto have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

        B.    Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

        SECTION 1.    Amendments to the Credit Agreement.    The Credit Agreement is hereby amended as follows, effective as of the Amendment Effective Date (as defined below):

          (a)    From and after the Amendment Effective Date, AI shall be the sole borrower under the Credit Agreement, and all references in the Credit Agreement to"each Borrower", to "either borrower", to "neither Borrower", to the "Borrowers" in the plural, to the "Parent", to"AICI and AI" or to "AICI or AI" shall be deemed to be a reference to AI only.

          (b)    The last two sentences of the Preamble to the Credit Agreement are hereby deleted.

          (c)    Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "AI Insurance Approval".

          (d)    Section 1.01 of the Credit Agreement is hereby amended by adding thereto, in the appropriate alphabetical order, the following definition:

            "Trigon" means Trigon Healthcare, Inc.

          (e)    The definition of "Applicable Rate" is hereby amended by inserting at the end of clause (i) thereof the following proviso:

            "provided, that until July 31, 2002, if Moody's shall not yet have in effect an Index Debt rating for the Borrower, the Applicable Rate shall be determined solely by reference to the S&P rating."

          (f)    The definition of "Applicable Rate" is hereby further amended by inserting the following sentence at the end thereof:

            "Notwithstanding the foregoing, the Applicable Rate shall at no time be lower than it would have been had the First Amendment to this Agreement not become effective."

          (g)    The definition of "Effective Date" in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

            "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02)."

          (h)    The definition of "Index Debt" is hereby amended by replacing "AICI" with"AI" wherever it appears.

          (i)    The definition of "Net Worth" in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

            "Net Worth" means the consolidated shareholders' equity of AI determined in accordance with GAAP.

          (j)    Section 3.04 of the Credit Agreement is hereby amended by deleting the phrase "Except as contemplated by Section 4.02" and capitalizing the first letter of the word "no".

          (k)    Section 4.02 of the Credit Agreement is hereby replaced with the following:

            "Section 4.02. [Intentionally Omitted]."

          (l)    Section 5.11 is hereby amended by replacing the reference in the first sentence to "AICI" with "The Borrower".

          (m)    Section 5.14(a) is hereby amended to read as follows:

            "(a)    Minimum Net Worth.    Maintain a minimum Net Worth as of the last day of each Fiscal Quarter after the date hereof of an amount at least equal to the sum of (a) 75% of the Net Worth of AI as of June 30, 2002, plus (b) 50% of positive Net Income, if any, of AI for each Fiscal Quarter ending after the June 30, 2002, Fiscal Quarter and prior to the time of determination, plus (c) 75% of any equity issuance of AI or a Subsidiary in connection with the acquisition of Trigon."

          (n)    Section 5.18 of the Credit Agreement is hereby amended to read as follows:

            "SECTION 5.18.    Subsidiary Indebtedness.    The Borrower will not permit the aggregate principal amount of Indebtedness of the Subsidiaries (excluding (i) any Indebtedness of AICI existing on the date of the First Amendment to the Credit Agreement and (ii) any Indebtedness of a Subsidiary owed to the Borrower or another Subsidiary and Contingent Obligations of any Subsidiary where the "other Person" referred to in the definition of "Contingent Obligations" is a Subsidiary, but including, without duplication, any guarantee (or obligations having the economic effect of a guarantee) by a Subsidiary of Indebtedness of the Borrower) at any time to exceed $100,000,000."

          (o)    Section 8.14 of the Credit Agreement is hereby deleted in its entirety.

          (p)    Schedules 3.08 and 3.16 to the Credit Agreement are hereby replaced in their entirety by revised Schedules 3.08 and 3.16, attached as exhibits to this Amendment.

        SECTION 2.    Representations and Warranties.    The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

          (a)    This Amendment and the Credit Agreement as amended hereby have been duly authorized, executed and delivered by it and constitute its legal, valid and binding obligation, enforceable in accordance with their terms.

          (b)    As of the date hereof, and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties contained in the Credit Agreement, as amended by this Amendment, are true and correct in all material respects as if made on the date hereof.

        SECTION 3.    Effectiveness.    This Amendment shall become effective as of the first date (the "Amendment Effective Date") on which the following conditions are satisfied:

          (a)    the Administrative Agent shall have received executed counterparts of this Amendment which, when taken together, bear the signatures of AI, AICI and the Required Lenders; and

          (b)    the Administrative Agent shall have received all fees and other amounts payable in connection with this Amendment on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by AI hereunder.

          (c)    the Borrower's new 364-day Competitive Advance and Revolving Credit Facility contemplated by the June 11, 2002 term sheet shall have become effective.

        SECTION 4.    Amendment Fee.    The Borrower agrees to pay, through the Administrative Agent, to each Lender (including JPMorgan in its capacity as lender) that executes and delivers to the Administrative Agent (or its counsel) a copy of this Amendment at or prior to 10:00 a.m., New York City time, on July 2, 2002, an amendment fee (the "Amendment Fee") in an amount equal to 0.10% of such Lender's Revolving Commitment (whether used or unused); provided that the Borrower shall have no liability for any such Amendment Fee if the Amendment Effective Date shall not occur. Such Amendment Fee shall be payable on the Amendment Effective Date.

        SECTION 5.    Counterparts.    This Amendment may be signed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

        SECTION 6.    APPLICABLE LAW.    This Amendment shall be deemed to be an agreement executed under the laws of the State of New York and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of said State and of the United States.

        SECTION 7.    Credit Agreement.    As used in the Credit Agreement and the Exhibits thereto, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto", and words of similar import shall mean, from and after the date hereof, the Credit Agreement as amended by this Amendment.

        SECTION 8.    Expenses.    AI shall pay, in accordance with the provisions of Section 8.03 of the Credit Agreement, all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Lenders in connection with the preparation, negotiation, execution, delivery and enforcement of this Amendment, including, but not limited to, the reasonable fees and disbursements of Cravath, Swaine & Moore.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

ANTHEM INSURANCE COMPANIES, INC.,
By	Name: Title:
ANTHEM, INC.,
By	Name: Title:
JPMORGAN CHASE BANK, as Administrative Agent,
By	Name: Title:

Signature Page to Anthem, Inc. First Amendment

Name of Institution

By	Name: Title: